[CRDA LOGO] [CRDB LOGO]
                                                                    EXHIBIT 99.1

                                [CRAWFORD LOGO]
                                 PRESS RELEASE

CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

FOR IMMEDIATE RELEASE                 DATE:  OCTOBER 25, 2004
                                      FROM:  THOMAS W. CRAWFORD
                                      CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

              Crawford Reports Improved Third Quarter 2004 Results

Crawford & Company (NYSE: CRDA and CRDB), the world's leading independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2004.

Third quarter 2004 revenues before reimbursements totaled $185.9 million, up 8% over the $172.2 million reported in the 2003 third quarter. Third quarter 2004 net income was $9.5 million compared to a net loss of ($3.7) million for the 2003 third quarter. Third quarter 2004 net income per share was $0.20 per share compared to a net loss per share of ($0.08) in the prior-year quarter. Net income in the 2004 third quarter includes a special credit of $5.2 million, net of related income taxes, or $0.11 per share, resulting from the sale of an undeveloped parcel of real estate during the quarter. Net income in the 2003 third quarter included an after-tax charge of $8.0 million, or $0.17 per share, under an agreement reached with the Department of Justice to resolve an investigation of the Company's billing practices. Operating earnings (earnings before special credit/charge, net corporate interest, and taxes) in the 2004 third quarter totaled $8.4 million, up 3% over the $8.1 million reported in the prior year quarter.

U.S. revenues before reimbursements were $123.5 million in the third quarter of 2004, increasing nearly 5% over the $117.7 million in the 2003 third quarter. Revenues from the insurance company market were $58.0 million in the 2004 third quarter compared with $56.9 million in the 2003 period, reflecting a $4.0 million increase in revenues generated by the Company's catastrophe adjusters in response to the recent hurricanes which struck the southeastern United States during the third quarter. Revenues from self-insured clients were $39.5 million in the 2004 third quarter compared with $40.9 million in the 2003 quarter, due primarily to a reduction in claim referrals from the Company's existing clients, only partially offset by new business gains. Class action services revenues grew to a new quarterly record of $26.0 million during the 2004 third quarter, compared with $19.9 million in the 2003 third quarter. This increase is primarily the result of work commenced on several new projects awarded during 2004.

                                [CRAWFORD LOGO]
                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

Third quarter 2004 international revenues grew to $62.4 million from $54.6 million for the same period in 2003. This growth is partially due to foreign currency fluctuations. During the 2004 third quarter, the U.S. dollar weakened against the British pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $58.5 million in the 2004 third quarter, reflecting growth in revenues on a constant dollar basis of 7.0%. In addition, during the 2004 third quarter, international operating expenses increased by $8.0 million in U.S. dollars, a 15.0% increase, and by 7.7% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "Our third quarter results reflect a sharp increase in property claims referred to us due to the four hurricanes that hit Florida and other southeastern states during August and September. Industry-wide, approximately two million claims have been incurred as a result of these storms. This influx in claims helped to drive the first quarter-to-quarter increase in revenues from our insurance company clients since the fourth quarter of 2001, and has generated a strong backlog of cases which we will handle in the 2004 fourth quarter and the first half of 2005. The surge in our catastrophe related revenues complemented the strong growth we enjoyed in our class action services unit during the current quarter, as our class action unit recorded record quarterly revenues, and led to the first increase in overall U.S. revenues since the 2001 fourth quarter."

"Although we enjoyed a rebound in claims from our core U.S. market, we continue to endure challenging industry circumstances. However, we do expect the declining claims frequency trends we have experienced over the past several years to begin to reverse as a result of an emerging softening of market conditions in the U.S. property and casualty insurance industry. In fact, exclusive of recent storm-related claims in the month of September, our 12-month moving average of claims received in the U.S. has shown the first increase in nearly three years, indicating that we may have reached the bottom of the long claims cycle we have had to endure. We were pleased with the improvement in our U.S. operating margin to 5.7% as compared to 5.6% for the 2003 third quarter, but disappointed by the third quarter 2004 operating margin in our international operations of 2.2%, which declined from 2.7% in the 2003 third quarter. Strong case referrals, primarily as a result of recent client wins in our United Kingdom operations, should help generate higher international operating margins in future quarters."

Total revenues before reimbursements for the nine months ended September 30, 2004 were $527.7 million compared with $515.8 million in 2003. Operating earnings declined to $19.2 million from $25.2 million in 2003, due primarily to a decline in revenues from the U.S. insurance company market. Net income for the current nine-month period totaled $17.5 million, or $0.36 per share, compared with $5.6 million, or $0.11 per share, reported in the prior year. During the 2004 second quarter, the Company settled a tax credit refund claim with the Internal Revenue Service which increased net income by $2.8 million, or $0.06 per share.

                                 [CRAWFORD LOGO]
                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

U.S. revenues before reimbursements for the 2004 nine-month period were $342.4 million compared with $354.6 million in 2003. International revenues before reimbursements were $185.4 million in the 2004 year-to-date period compared with $161.2 million during 2003. Excluding the benefit of exchange rate fluctuations, international revenues would have been $167.7 million in the current year-to-date period, reflecting growth in revenues on a constant dollar basis of 4.0%. In addition, during the 2004 nine-month period, international operating expenses increased by $23.1 million in U.S. dollars, a 14.7% increase, and by 3.8% on a constant dollar basis.

Mr. Crawford concluded, "We are pleased with the growth in our class action services business this year and are delighted with the record quarterly revenues for this unit. We benefited from the award of several new contracts during the year and have a strong backlog of cases, which will contribute to revenues during the balance of 2004 and into 2005. In addition, we closed the previously announced sale of an undeveloped parcel of real estate for a sales price of $9.7 million in cash and notes, recognizing a pretax gain of approximately $8.6 million during the quarter."

Crawford & Company's management will host a conference call with analysts on Monday, October 25, 2004 at 3:00 p.m. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through November 1, 2004. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The conference identification number is 1383360. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended September 30, 2004 is shown on the attached statements. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Following is a reconciliation of consolidated net income to operating earnings and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                               Quarter ended                               Nine months ended
                                  ---------------------------------------   ----------------------------------------
                                  September     %      September     %      September     %      September      %
                                  30, 2004    Margin   30, 2003    Margin   30, 2004    Margin    30, 2003    Margin
                                  ---------   ------   ---------   ------   ---------   ------   ----------   ------
Net income                        $  9,525      5.1%   $ (3,726)   (2.2)%   $ 17,454      3.3%     $  5,574     1.1%
Add/(deduct):
   Special credit / charge          (8,573)    (4.6)      8,000     4.7       (8,573)    (1.6)        8,000     1.6
   Net corporate interest            1,466      0.8       1,397     0.8        2,269      0.4         3,855     0.7
   Income taxes                      5,953      3.2       2,447     1.4        8,046      1.5         7,769     1.5
                                  --------      ---    --------     ---     --------      ---      --------     ---
Operating earnings                $  8,371      4.5%   $  8,118     4.7%    $ 19,196      3.6%     $ 25,198     4.9%
                                  ========      ===    ========     ===     ========      ===      ========     ===


                                 [CRAWFORD LOGO]
                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830


Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's leading independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended September 30, 2004 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                                [CRAWFORD LOGO]
                                 PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404)256-0830

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

 NINE MONTHS ENDED SEPTEMBER 30                          2004               2003           % Change
 ------------------------------                        ---------         ---------         ---------
 Revenues:
    Revenues Before Reimbursements                     $ 527,741         $ 515,802                2%
    Reimbursements                                        61,036            55,677               10%
                                                       ---------         ---------
Total Revenues                                           588,777           571,479                3%

Costs and Expenses:

         Cost of Services Before Reimbursements          407,599           395,272                3%
         Reimbursements                                   61,036            55,677               10%
                                                       ---------         ---------
    Cost of Services                                     468,635           450,949                4%

    Selling, General, and Administrative                 100,946            95,332                6%
    Special (Credit)/Charge (1)                           (8,573)            8,000               nm
    Corporate Interest, Net                                2,269             3,855              -41%
                                                       ---------         ---------
Total Costs and Expenses                                 563,277           558,136                1%
                                                       ---------         ---------

Income Before Income Taxes                                25,500            13,343               91%
Income Taxes                                               8,046             7,769                4%
                                                       ---------         ---------
Net Income                                             $  17,454         $   5,574              213%
                                                       =========         =========

Net Income Per Share:
    Basic                                              $    0.36         $    0.11              227%
                                                       ---------         ---------
    Diluted                                            $    0.36         $    0.11              227%
                                                       ---------         ---------
Weighted Average Shares Outstanding:
    Basic                                                 48,748            48,649
                                                       ---------         ---------
    Diluted                                               48,829            48,701
                                                       ---------         ---------

================================================================================
nm = not meaningful

(1) Special credit is a pretax gain related to the sale of an undeveloped parcel of real estate. Special charge is an after-tax fine related to the settlement of a Department of Justice investigation.

                                [CRAWFORD LOGO]
                                 PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404)256-0830

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

 QUARTER ENDED SEPTEMBER 30                              2004              2003            % Change
 --------------------------                            ---------         ---------         ---------
Revenues:

    Revenues Before Reimbursements                     $ 185,870          $172,234             8%
    Reimbursements                                        31,638            27,075            17%
                                                       ---------         ---------
Total Revenues                                           217,508           199,309             9%

Costs and Expenses:

         Cost of Services Before Reimbursements          144,339           133,958             8%
         Reimbursements                                   31,638            27,075            17%
                                                       ---------         ---------
    Cost of Services                                     175,977           161,033             9%

    Selling, General, and Administrative                  33,160            30,158            10%
    Special (Credit)/Charge (1)                           (8,573)            8,000            nm
    Corporate Interest, Net                                1,466             1,397             5%
                                                       ---------         ---------
Total Costs and Expenses                                 202,030           200,588             1%
                                                       ---------         ---------

Income (Loss) Before Income Taxes                         15,478            (1,279)         1310%
Income Taxes                                               5,953             2,447           143%
                                                       ---------         ---------
Net Income (Loss)                                      $   9,525         ($  3,726)          356%
                                                       ---------         ---------

Net Income (Loss) Per Share:

    Basic                                              $    0.20         ($   0.08)          350%
                                                       ---------         ---------
    Diluted                                            $    0.20         ($   0.08)          350%
                                                       ---------         ---------

Weighted Average Shares Outstanding:

    Basic                                                 48,796            48,700
                                                       ---------         ---------
    Diluted                                               48,917            48,844
                                                       ---------         ---------

================================================================================
nm = not meaningful

(1) Special credit is a pretax gain related to the sale of an undeveloped parcel of real estate. Special charge is an after-tax fine related to the settlement of a Department of Justice investigation.

                                [CRAWFORD LOGO]
                                 PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                        (In Thousands Except Percentages)

                                              U.S.               International               Total
                                        2004        2003        2004        2003        2004        2003
                                      --------    --------    --------    --------    --------    --------
Revenues Before Reimbursements        $342,372    $354,584    $185,369    $161,218    $527,741    $515,802

Compensation & Benefits                209,410     221,371     129,763     112,895     339,173     334,266
% of Revenues                             61.2%       62.4%       70.0%       70.0%       64.3%       64.8%

Expenses Other than Reimbursements,
   Compensation & Benefits             119,221     112,395      50,151      43,943     169,372     156,338
% of Revenues                             34.8%       31.7%       27.1%       27.3%       32.1%       30.3%
                                      --------    --------    --------    --------    --------    --------
Operating Earnings (1)                $ 13,741    $ 20,818    $  5,455    $  4,380    $ 19,196    $ 25,198
% of Revenues                              4.0%        5.9%        2.9%        2.7%        3.6%        4.9%
                                      --------    --------    --------    --------    --------    --------

                        QUARTER ENDED SEPTEMBER 30, 2004
                        (In Thousands Except Percentages)

                                              U.S.               International               Total
                                        2004        2003        2004        2003        2004        2003
                                      --------    --------    --------    --------    --------    --------
Revenues Before Reimbursements        $123,466    $117,653    $ 62,404    $ 54,581    $185,870    $172,234

Compensation & Benefits                 72,209      71,725      44,494      39,078     116,703     110,803
% of Revenues                             58.5%       61.0%       71.3%       71.6%       62.8%       64.3%

Expenses Other than Reimbursements,
   Compensation & Benefits              44,234      39,290      16,562      14,023      60,796      53,313
% of Revenues                             35.8%       33.4%       26.5%       25.7%       32.7%       31.0%
                                      --------    --------    --------    --------    --------    --------

Operating Earnings (1)                $  7,023    $  6,638    $  1,348    $  1,480    $  8,371    $  8,118
% of Revenues                              5.7%        5.6%        2.2%        2.7%        4.5%        4.7%
                                      --------    --------    --------    --------    --------    --------

(1) Earnings before special credit/charge, net corporate interest, and taxes.

                                [CRAWFORD LOGO]
                                 PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404)256-0830

                              CRAWFORD & COMPANY
                     CONSOLIDATED COMPARATIVE BALANCE SHEETS
                    SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
                                 (In Thousands)

                                                              SEPTEMBER 30        December 31
                                                                  2004               2003
                                                              ------------        -----------
ASSETS
  Current Assets:

     Cash and Cash Equivalents                                 $  27,888           $  45,805
     Accounts Receivable, Net                                    172,735             142,273
     Unbilled Revenues                                           108,772             101,557
     Prepaid Expenses and Other Current Assets                    20,410              13,028
                                                               ---------           ---------

  Total Current Assets                                           329,805             302,663
                                                               ---------           ---------
     Property and Equipment, at Cost                             154,344             154,786
     Less Accumulated Depreciation                              (119,500)           (117,618)
                                                               ---------           ---------

  Net Property and Equipment                                      34,844              37,168
                                                               ---------           ---------

  Other Assets:

     Intangible Assets Arising from Acquisitions, Net            107,409             104,523
     Capitalized Software Costs, Net                              32,569              31,540
     Deferred Income Tax Asset                                    28,750              28,505
     Other                                                        11,708              12,840
                                                               ---------           ---------
  Total Other Assets                                             180,436             177,408
                                                               ---------           ---------

  Total Assets                                                 $ 545,085           $ 517,239
                                                               =========           =========
LIABILITIES AND SHAREHOLDERS' INVESTMENT

  Current Liabilities:

     Short-Term Borrowings                                     $  38,012           $  43,007
     Accounts Payable                                             37,015              36,152
     Accrued Liabilities                                          98,591              85,734
     Deferred Revenues                                            26,817              19,172
     Current Installments of Long-Term Debt                        2,313               3,106
                                                               ---------           ---------

  Total Current Liabilities                                      202,748             187,171
                                                               ---------           ---------
  Noncurrent Liabilities:

     Long-Term Debt, Less Current Installments                    50,830              50,664
     Deferred Revenues                                            10,291              10,559
     Self-Insured Risks                                            8,604              11,920
     Postretirement Medical Benefit Obligation                     5,913               6,077
     Minimum Pension Liability                                    70,306              67,846
     Other                                                        10,611              10,408
                                                               ---------           ---------
  Total Noncurrent Liabilities                                   156,555             157,474
                                                               ---------           ---------
  Shareholders' Investment:

     Class A Common Stock, $1.00 Par Value                        24,147              24,027
     Class B Common Stock, $1.00 Par Value                        24,697              24,697
     Additional Paid-in Capital                                    1,403                 840
     Retained Earnings                                           196,425             187,747
     Accumulated Other Comprehensive Loss                        (60,890)            (64,717)
                                                               ---------           ---------

  Total Shareholders' Investment                                 185,782             172,594
                                                               ---------           ---------

  Total Liabilities and Shareholders' Investment               $ 545,085           $ 517,239
                                                               =========           =========

                                [CRAWFORD LOGO]
                                 PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404)256-0830


                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003
                                 (In Thousands)

                                                                          2004               2003
                                                                        --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                            $ 17,454           $  5,574
  Reconciliation of Net Income to Net Cash Provided by
  Operating Activities:
      Depreciation and Amortization                                       13,512             12,290
      Deferred Income Taxes                                                  (28)               271
      (Gain) Loss on Sales of Land, Property and Equipment                (8,472)               100
      Changes in Operating Assets and Liabilities, Net of Effects
      of Acquisitions:
           Accounts Receivable, Net                                      (28,984)            (1,246)
           Unbilled Revenues                                              (3,655)               603
           Accrued or Prepaid Income Taxes                                 9,827              3,017
           Accounts Payable and Accrued Liabilities                         (118)            10,203
           Deferred Revenues                                               7,160              1,302
           Prepaid and Accrued Pension Costs                                  (1)             1,788
           Prepaid Expenses and Other Assets                               3,114             (3,314)
                                                                        --------           --------
Net Cash Provided by Operating Activities                                  9,809             30,588
                                                                        --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of Property and Equipment, Net                             (7,404)            (7,954)
  Capitalization of Computer Software Costs                               (5,946)            (9,390)
  Proceeds from Sale of Undeveloped Land                                   2,028                  -
  Acquisitions of Businesses, Net of Cash Acquired                          (576)              (412)
                                                                        --------           --------
Net Cash Used in Investing Activities                                    (11,898)           (17,756)
                                                                        --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends Paid                                                          (8,776)            (8,760)
  Proceeds from Exercise of Stock Options                                    683                419
  Decrease) Increase in Short-Term Borrowings                             (7,399)             1,629
  Decrease in Long-Term Debt                                                (841)            (1,076)
  Capitalized Loan Costs                                                      61                  -
                                                                        --------           --------
Net Cash Used in Financing Activities                                    (16,272)            (7,788)
                                                                        --------           --------
Effect of Exchange Rate Changes on Cash and Cash Equivalents                 444              1,269
                                                                        --------           --------
(Decrease) Increase in Cash and Cash Equivalents                         (17,917)             6,313
Cash and Cash Equivalents at Beginning of Period                          45,805             34,934
                                                                        --------           --------
Cash and Cash Equivalents at End of Period                              $ 27,888           $ 41,247
                                                                        ========           ========